Exhibit 10.50

FIRST AMENDMENT
TO
LOAN AGREEMENT

      THIS FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into as of June 30, 2004 (the “Effective Date”) by and between Acceris Communications Inc., formerly known as I-Link Incorporated, a Florida corporation (the “Borrower”) and Counsel Corporation, an Ontario corporation (the “Lender”).

      WHEREAS, the Borrower and Lender are parties to a Loan Agreement, dated January 26, 2004 (the “Loan Agreement”) and the parties desire to amend the Loan Agreement as provided herein.

      NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged it is agreed as follows:

     1. Extension of Maturity Date. Effective as of the Effective Date, Section 2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     Payments of Principal and Interest. All borrowings hereunder, together with any interest thereon, shall be due and payable to Counsel Corp in one installment on December 31, 2005 (the “Maturity Date”); provided, however, the Maturity Date shall be accelerated to the date ten (10) calendar days following closing under or conclusion of each occurrence of (a) the sale or sales by Acceris to a third party unrelated to Counsel Corp of the Buyers United, Inc. Series B Convertible Preferred Stock and/or the common stock into which such stock is convertible owned by Acceris and held by Counsel Corp as security for the performance by Acceris hereunder pursuant to the Stock Pledge Agreement, or any portion thereof (a “BUI Sale”) or (b) an equity investment or investments in Acceris by a third party unrelated to Counsel Corp through the capital markets, whether pursuant to a registered offering or unregistered offering or other transaction (an “Equity Investment”); provided, further, however, that the Maturity Date shall be accelerated with respect only to the portion of the unpaid Indebtedness equal to the net amount received by Acceris from any such BUI Sale or any such Equity Investment.

     2. Effect on Loan Agreement and Loan Note. This First Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended and Restated Debt Restructuring Agreement, dated October 15, 2002. Except as expressly provided herein, the Loan Agreement and the Note annexed thereto are hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.

      IN WITNESS WHEREOF, the Borrower and the Lender have executed this First Amendment as of the Effective Date.

[See attached signature page]

[Signature page to First Amendment Loan Agreement, dated
January 26, 2004]

ACCERIS COMMUNICATIONS INC.
By:	__________________________
Name:
Title:

COUNSEL CORPORATION
By:	__________________________
Name:
Title: